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                                                                       Exhibit 5

                                           September 24, 1996

Board of Directors
ASA International Ltd.
10 Speen Street
Natick, Massachusetts 01701

Ladies and Gentlemen:

     This firm has represented ASA International Ltd., A Delaware corporation (hereinafter called the "Corporation"), in connection with the filing of the Registration Statement described below.

     In our capacity as counsel to the Corporation, we are familiar with the Certificate of Incorporation, as amended, and the By-Laws of the Corporation. We are also familiar with the corporate proceedings taken by the Corporation in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") covering the registration of 1,191,477 shares of Common Stock, $.01 par value per share (the "Common Stock"), issuable upon exercise of options (the "Options") issued in connection with the Corporation's 1986, 1988, 1993 and 1995 Stock Option Plans (collectively, the "Plans") and in connection with certain individually negotiated compensation agreements.

     Based upon the foregoing, we are of the opinion that:

     1. The Corporation is duly organized and validly existing under the laws of the State of Delaware.

     2. The 1,191,477 shares of Common Stock to be registered have been duly authorized and reserved for issuance upon exercise of the Options, and such shares, when paid for and issued upon exercise in accordance with the terms of the Options, will be legally issued, fully paid and non-assessable.

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Board of Directors
ASA International Ltd.
September 24, 1996
Page 2

     This opinion is provided solely for the benefit of the addressee hereof and is not to be relied upon by any other person or party. Nevertheless, we hereby consent to the use of this opinion and to all references to our firm in or made part of the Registration Statement.

                                              Very truly yours,

                                              O'CONNOR, BROUDE & ARONSON

                                              By: /s/ Lawrence H. Gennari
                                                 -------------------------------
                                                 Lawrence H. Gennari

LHG/MJT:anr

c: Alfred C. Angelone, Chief Executive Officer